Exhibit 99.3

RENTECH, INC. AND SUBSIDIARIES

Pro Forma Combined Condensed Consolidated Statement of Operations

(Unaudited)

The following unaudited pro forma financial data presents certain unaudited pro forma combined financial information for Rentech, Inc. and Royster-Clark Nitrogen, Inc. This information should be read in conjunction with the audited consolidated financial statements of Rentech, Inc. and subsidiaries for the fiscal years ended September 30, 2004, 2003 and 2002 as filed with Rentech, Inc.’s annual reports on Form 10-K as filed with the Securities and Exchange Commission, as well as with the audited financial statements of Royster-Clark Nitrogen, Inc. for the years ended December 31, 2003, 2002 and 2001 which are included in this Form 8-K as Exhibit 99.1, and the unaudited financial statements of Royster-Clark Nitrogen, Inc. for the nine months ended September 30, 2004 and September 30, 2003. The unaudited pro forma statement of operations give effect to the acquisition of Royster-Clark Nitrogen as if the acquisition were consummated as of October 1, 2003. The unaudited pro forma financial data are not necessarily indicate of operating results or financial position that would have been achieved had the events described above been consummated at October 1, 2003 and should not be construed as representative of our future operating results or financial position. This data has been provided for comparative purposes only.

	Rentech, Inc. Year ended September 30, 2004	Royster-Clark Nitrogen, Inc. Twelve Months ended September 30, 2004(1)		Rentech with Royster-Clark Nitrogen Pro Forma Year ended September 30, 2004
Net Sales	$8,773,117	$101,517,616		$110,290,733

Cost of Sales	5,797,136	89,892,434		95,689,570

Gross margin	2,975,981	11,625,182		14,601,163

Selling, general and administrative	8,292,963	1,622,337		9,915,300

Operating income (loss)	(5,316,982)	10,002,845		4,685,863

Interest expense	(911,647)	(5,293,614)		(6,205,261)
Other income (expense)	(982,064)	0		(982,064)

Income (loss) before income taxes	(7,210,693)	4,709,231		(2,501,462)

Income tax expense (benefit)	0	0		0

Net income (loss)	$(7,210,693)	$4,709,231	(2)	$(2,501,462)

F-1

(1)	The twelve month period ended September 30, 2004 for Royster-Clark Nitrogen, Inc. was calculated by adding the nine months ended September 30, 2004 to the three month period ended December 31, 2003, which was calculated by subtracting the nine month period ended September 30, 2003 from the twelve months ended December 31, 2003. A twelve month pro forma adjustment for a distribution margin was added to the resulting twelve month statement of operations to arrive at the statement of operations for Royster-Clark Nitrogen, Inc., representing the combined operating results of manufacturing and sales of Royster-Clark Nitrogen, Inc., as presented above. Presently, all nitrogen fertilizer products produced by Royster-Clark Nitrogen, Inc. are sold to Royster-Clark, Inc., its parent company and distributor, at a price which is below the product sales price to third party customers. The pro forma distribution margin adjustment was prepared to reflect the price at which products produced by Royster-Clark Nitrogen, Inc. were sold to third party customers.
(2)	EBITDA (earnings before interest expense, income taxes, depreciation and amortization) should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not a measure of performance or financial condition under accounting principles generally accepted in the United States of America. However, management believes that EBITDA is a meaningful non-GAAP financial measure used by investors to compare operating performance with other companies and may be used to evaluate our ability to meet certain loan covenants in the future. The following table includes a reconciliation of net income to EBITDA:

	Rentech, Inc. Year ended September 30, 2004	Royster-Clark Nitrogen, Inc. Twelve Months ended September 30, 2004	Rentech with Royster-Clark Nitrogen Pro Forma Year ended September 30, 2004
Net income (loss)	(7,210,693)	4,709,231	(2,501,462)
Interest expense	911,647	5,293,614	6,205,261
Depreciation and amortization	541,985	4,734,616	5,276,601

EBITDA	$(5,757,061)	$14,737,461	$8,980,400

F-2